Exhibit 2

Bogotá D.C., November 16, 2005

Republic of Colombia

Ministry of Finance and Public Credit

Carrera. 7A, No. 6-45, Piso 8

Bogotá D.C., Colombia

Ladies and Gentlemen:

In my capacity as Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia (the “Republic”), and in connection with the Republic’s offering, pursuant to its registration statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on October 1, 2003 (Registration Statement No. 333-109215), as amended (the “Registration Statement”), of U.S.$400,000,000 aggregate principal amount of the Republic’s Floating Rate Notes due 2015 (the “Securities”), I have reviewed the following documents:

(i) the Registration Statement and the related Prospectus dated October 1, 2003 included in the Registration Statement, as supplemented by the Prospectus Supplement dated November 8, 2005 relating to the Securities, as first filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act;

(ii) an executed copy of the Fiscal Agency Agreement dated as of September 28, 1994, as amended by Amendment No. 1 thereto dated as of January 21, 2004, between the Republic and JPMorgan Chase Bank, N.A.;

(iii) the global Security dated November 16, 2005 in the principal amount of U.S.$400,000,000, executed by the Republic;

(iv) an executed copy of the Authorization Certificate dated November 16, 2005 pursuant to which the terms of the Securities were established;

(v) all relevant provisions of the Constitution of the Republic and the following acts, laws and decrees of the Republic, under which the issuance of the Securities has been authorized:

(a) Law 80 of October 28, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(b) Law 533 of November 11, 1999 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(c) Law 185 of January 27, 1995 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference);

(d) Law 781 of December 20, 2002 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-109215 and incorporated herein by reference); and

(e) Decree 2681 of December 29, 1993 (a translation of which has been filed as part of Exhibit F to the Republic’s Registration Statement No. 333-13172 and incorporated herein by reference); and

(vi) the following additional act of the Republic under which the issuance of the Securities has been authorized:

(a) Resolution No. 2768 of November 4, 2005 of the Ministry of Finance and Public Credit (a translation of which is attached as Exhibit A hereto).

It is my opinion that under and with respect to the present laws of the Republic, the Securities have been duly authorized, executed and delivered by the Republic and, assuming due authentication thereof pursuant to the Fiscal Agency Agreement, constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion as an exhibit to the Republic’s Amendment No. 3 to its Annual Report on Form 18-K for its Fiscal Year ended December 31, 2004 and to the use of the name of the Head of the Legal Affairs Group of the General Directorate of Public Credit of the Ministry of Finance and Public Credit of the Republic under the caption “Validity of the Securities” in the Prospectus and under the heading “Validity of the Bonds” in the Prospectus Supplement referred to above. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ OMAR ALFONSO OCHOA MALDONADO
Omar Alfonso Ochoa Maldonado
Head of the Legal Affairs Group of the General Directorate of Public Credit and the National Treasury of the Ministry of Finance and Public Credit of the Republic of Colombia

EXHIBIT A

REPUBLIC OF COLOMBIA

MINISTRY OF FINANCE AND PUBLIC CREDIT

RESOLUTION No. 2768 OF NOVEMBER 4, 2005

“Whereby the Nation is authorized to carry out a public external debt management transaction, in the international capital markets and other provisions are taken”

THE MINISTER OF FINANCE AND PUBLIC

CREDIT

in use of his legal powers and specially those conferred by Articles 5 and 26 of Decree 2681 of 1993, and

WHEREAS:

Article 5 of Decree 2681 of 1993 sets forth that operations to manage public debt are all those ones that do not increase the net indebtedness of the state entity and make improve the debt profile thereof; hence, these operations does not constitute a new financing and the indebtedness quota is not affected;

The Nation – Ministry of Finance and Public Credit – duly authorized by Resolution No. 1170 of June 26, 2002, entered into an external loan agreement with a syndicate of financial institutions with the partial guarantee of the Andean Development Corporation – ADC – in the amount of TWO HUNDRED AND FIFTY MILLION US DOLLARS (US$250,000,000) due 2007, from which there is still an amount of ONE HUNDRED AND FIFTY MILLION US DOLLARS (US$150,000,000);

The Nation – Ministry of Finance and Public Credit – duly authorized by Resolution No. 1269 of May 20, 2004, entered into an external loan agreement with a syndicate of financial institutions with JP Morgan Chase as administrative agent and PARIBAS BANK as syndicate agent in the amount of TWO HUNDRED AND FIFTY MILLION US DOLLARS (US$250,000,000) due 2009, from which there is still an amount of TWO HUNDRED AND FIFTY MILLION US DOLLARS (US$250,000,000);

The – Ministry of Finance and Public Credit – is planning to carry out a debt management transaction consisting on the substitution of external loans referred to in second and third recitals through the issuance of a floating-rate bond in the international capital markets up to an amount of FOUR HUNDRED MILLION US DOLLARS (US$400,000,000) on a simultaneous basis;

Article 26 of Decree 2681 of 1993 sets forth that the execution of external debt management of the Nation requires the authorization given by the Ministry of Finance and Public Credit, which may be granted provided it demonstrates the financial convenience and justification of that transaction and its effects on the debt profile;

Article 28 of Decree 2681 of 1993 sets forth that public debt substitution transactions are all those ones whereby the state entity assumes a credit obligation which proceeds will be allocated to pay in advance an existing obligation. This type of operations are not intended to increase net indebtedness while they improve the terms, interest rate or other conditions of the debt portfolio;

Pursuant to provisions of Articles 5 & 26 of the Decree 2681 of 1993, the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit prepared a technical document whereby the no increase of the net indebtedness of the Nation as well as the financial convenience and justification and the beneficial effects of this transaction on the debt profile are demonstrated, as certified by official letter No. 5.2.0.1 1-3-2005-023290, of November 4, 2005, prepared by the Deputy Directorate of Risk;

The transaction being dealt with in previous recital affect neither the indebtedness quota indicated in the Law of Indebtedness nor the amounts of the authorizations because the transaction does not mean the rising of new external proceeds;

RESOLVES:

ARTICLE ONE. - To authorize the Nation – Ministry of Finance and Public Credit to carry out the public external debt management transaction consisting on the substitution of external loans referred to in second and third recitals hereof, through the issuance of a floating-rate bond in the international capital markets up to an amount of FOUR HUNDRED MILLION US DOLLARS (US$400,00,000), on a simultaneous basis;

FIRST PARAGRAPH. - The transaction being dealt with in this article affects neither the indebtedness quota indicated in the Law of Indebtedness nor the amounts of the authorizations because this transaction does not mean the rising of new external proceeds.

ARTICLE TWO. - The External Public Indebtedness Certificates pertaining to the issuance being dealt with in previous recital, will have the following characteristics:

Maturity:	Over two (2) years, depending on the market to be entered.

Interest Rate:	Variable rates according to market conditions prevailing on the date of placement, subject to the limits determined by the Board of Directors of Banco de la República.

Other charges and fees:	The ones corresponding to this sort of operations.

ARTICLE THREE. - The other terms, conditions and characteristics of the debt management transaction authorized hereby will be determined by the General Directorate of Public Credit and National Treasury of the Ministry of Finance and Public Credit.

ARTICLE FOUR. - In line with provisions of Article 7 of Law 488 of 1988, the payment of principal, interest, fees and other charges related to the issue authorized hereby, will be tax-exempt from any national taxes, rates, imposts and levies only when such transaction is carried out with people who are non-resident or without legal residence in Colombia.

ARTICLE FIVE. - To authorize the Nation to carry out the operations connected to the public credit management transaction described in Articles 1 and 2 hereof.

ARTICLE SIX. - The Nation - Ministry of Finance and Public Credit must comply to the other relevant regulations, in special those related to External Resolution No. 8 of 2000 of the Board of Directors of the “Banco de la República” and other concurrent provisions.

ARTICLE SEVEN. - The resolution is valid from the date of its publication in the Official Gazette, requisite which is deemed fulfilled with the order given by the Director General of Public Credit and National Treasury, pursuant to provisions of Article 18 of Law 185 of 1995.

LET IT BE ENACTED AND ACCOMPLISHED

Given in Bogotá, D.C., as of November 4, 2005

(Signed)

ALBERTO CARRASQUILLA BARRERA

MINISTER OF FINANCE AND PUBLIC CREDIT